UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

April 6, 2012 (April 2, 2012)

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 2, 2012, Eureka Hunter Holdings, LLC (“Eureka Holdings”), a subsidiary of Magnum Hunter Resources Corporation (“Magnum Hunter”), sold 2,340,000 Series A Convertible Preferred Units representing membership interests in Eureka Holdings (the “Preferred Units”) to Ridgeline Midstream Holdings, LLC (“Ridgeline”), an affiliate of ArcLight Capital Partners, LLC, for the aggregate purchase price of $46,800,000. Ridgeline’s purchase of the Preferred Units was made pursuant to Ridgeline’s previously announced commitment, subject to certain conditions, to purchase up to $200,000,000 of Preferred Units.

Thereafter, Eureka Holdings and Eureka Hunter Acquisition Sub, LLC (“Acquisition Sub”), a wholly owned subsidiary of Magnum Hunter, closed on their previously announced purchase of certain assets of TransTex Gas Services, LP (“TransTex”) under the Asset Purchase Agreement, dated March 21, 2012, as amended (the “Asset Purchase Agreement”). The total purchase price paid for the acquired assets was $58,500,000, in the form of $46,800,000 in cash from Acquisition Sub and 585,000 Series A Common Units representing membership interests in Eureka Holdings (the “Common Units”), with a value of $11,700,000. The assets acquired from TransTex principally relate to the treating of natural gas, including the leasing of related treating and processing equipment to third parties. Greg Sargent, TransTex’s president, also entered into an employment agreement with an affiliate of Eureka Holdings in connection with the closing of the transactions contemplated by the Asset Purchase Agreement. Immediately following such closing, Magnum Hunter contributed 100% of its ownership interest in Acquisition Sub to Eureka Holdings.

On April 3, 2012, Acquisition Sub changed its name to TransTex Gas Services, LLC, and Eureka Holdings distributed $46,800,000 to Magnum Hunter to reimburse it for the purchase price of the assets acquired from TransTex.

In connection with the transactions described above, Ridgeline, Magnum Hunter, and TransTex entered into an amendment to the Amended and Restated Limited Liability Company Agreement of Eureka Holdings (the “LLC Agreement”), dated March 21, 2012, by and between Ridgeline and Magnum Hunter, to account for TransTex’s ownership of Common Units. Prior to the Ridgeline and TransTex transactions described above, based on Magnum Hunter’s ownership of Common Units and Ridgeline’s ownership of Preferred Units, respectively, Eureka Holdings was owned 83.4% by Magnum Hunter and 16.6% by Ridgeline (on an as-converted basis). As a result of the Ridgeline and TransTex transactions, Eureka Holdings is owned 71.8% by Magnum Hunter, 25.4% by Ridgeline (on an as-converted basis), and 2.8% by TransTex.

Item 3.02 Unregistered Sale of Equity Securities.

The information in Item 1.01 is hereby incorporated by reference into Item 3.02. The 2,340,000 Preferred Units sold to Ridgeline and the 585,000 Class A Common Units issued to TransTex as consideration for the assets purchased from TransTex pursuant to the Asset Purchase Agreement have been issued in transactions not involving a public offering and are exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

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Item 7.01 Regulation FD Disclosure.

On April 3, 2012, the Company issued a press release announcing that it had closed the transactions contemplated by the Asset Purchase Agreement. A copy of this press release is furnished and attached as Exhibit 99.1. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended; is not subject to the liabilities of that section; and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 3, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 6, 2012	By:	/s/ Gary C. Evans
Name: Gary C. Evans Title: Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 3, 2012